[Schulte Roth & Zabel LLP Letterhead]

                                December 21, 2007

VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C.  20549-0508

                  Re: Old Mutual Absolute Return Master Fund, L.L.C. Registration Statement on Form N-2
                           (File No. 811-21911)

Ladies and Gentlemen:

               On behalf of Old Mutual Absolute Return Master Fund, L.L.C. (the "Fund"), we are transmitting for filing with the Securities and Exchange Commission, the final amendment to the Fund's Issuer Tender Offer Statement on Schedule TO.

               Please call me at (212) 756-2131 if you have any questions regarding this filing.


               Thank you for your assistance regarding this matter.


                                                     Very truly yours,


                                                     /s/ George M. Silfen
                                                     -----------------------
                                                         George M. Silfen